UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161
800 South Street
Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant’s telephone number, including
area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

On June 1, 2015, Global Partners LP (the “Partnership”) issued a press release, attached hereto as Exhibit 99.1, announcing a private offering of senior notes.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 8.01                                           Other Events

In connection with a recent commercial dispute with Tethys Trading Company LLC (“Tethys”), on May 29, 2015 the Partnership received a notice from Tethys alleging a default under, and purporting to terminate, the Partnership’s contract with Tethys for crude oil services at the Partnership’s Oregon facility.  However, the Partnership does not believe Tethys has the right to terminate the contract, and the Partnership has taken and intends to continue to take appropriate action to enforce its rights under the agreement.  The Partnership received fees from this contract for the five months ended May 31, 2015 of approximately $7.8 million and had expected to receive fees from this contract of approximately $15.4 million for the period June 1, 2015 through December 31, 2015 and approximately $105.2 million in the aggregate for the remaining four years of the contract.  If this contract is terminated, the Partnership may not be able to replace the agreement on as favorable rates or terms. Notwithstanding the foregoing, as a result of the Partnership’s favorable first quarter results, a termination of this contract will not impact the Partnership’s previously issued EBITDA guidance for the year ending December 31, 2015.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit
99.1	Global Partners Press Release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP

	By:	Global GP LLC,
its general partner

Dated: June 1, 2015
		By:	/s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Global Partners Press Release dated June 1, 2015.